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                                                                   Exhibit 4(xi)
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                         PLEDGE AND SECURITY AGREEMENT


     This PLEDGE AND SECURITY AGREEMENT is made and entered into effective as of October 31, 2001, by Enviro-Clean of America, Inc., a Nevada corporation, the principal place of business of which is located at 1023 Morales Street, San Antonio, Texas 78207 ("Debtor"), in favor of Randall K. Davis, an individual, who has been appointed Agent and Attorney-In-Fact for certain purchasers of the Debtor's promissory notes and whose principal place of business is located at 1023 Morales Street, San Antonio, Texas 78207 ("Secured Party").

                                   Recitals

          WHEREAS, Debtor holds title to certain shares of common stock, par value $0.01 (the "Common Stock"), of IVAX Diagnostics, Inc., a Delaware Corporation (the "Company");

          WHEREAS, from time to time before, on and after the effective date of this Security Agreement, Debtor will issue promissory notes to private investors (all such notes, whenever created or issued being referred to herein as the "Investor Notes") in a private offering pursuant to that certain private placement memorandum dated August 23, 2001 (the "Offering");

          WHEREAS, Debtor has agreed to grant a security interest in certain shares of Common Stock of the Company in favor of the private investors in order to secure the payment of all Investor Notes whenever issued; and

          WHEREAS, Secured Party has been appointed by the private investors to act as their sole Agent and Attorney-in-Fact in all matters pertaining to the security interest in the Collateral pursuant to that certain agency agreement among the holders of the Investor Notes, Secured Party as agent for the holders of the Investor Notes, and Debtor (the "Agency Agreement"). This Agreement, the Agency Agreement, the Investor Notes, the Escrow Agreement (as defined below) and all other documents and instruments executed in connection herewith or therewith, are collectively referred to as the "Offering Documents."

     NOW, THEREFORE, in consideration of the purchase of the Investor Notes by the private investors, the premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor and Secured Party hereby agree as follows:

     1. Pledge of Stock and Creation of Security Interest. To secure the timely payment and performance of the Secured Obligations (as defined below), Debtor hereby collaterally assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all the right, title and interest of Debtor, now owned or hereafter acquired, in, to and under the

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collateral described in Section 2 herein below, and the proceeds thereof (the
"Collateral"). The Collateral shall be held in escrow pursuant to the terms of an Escrow Agreement between Debtor, Secured Party and the Escrow Agent named therein (the "Escrow Agent") of even date herewith (the "Escrow Agreement") until such time as all amounts due under the Offering Documents have been paid in full.

     2. Collateral. The Collateral shall consist of unencumbered shares of Common Stock of the Company held by Debtor and set aside for escrow, which number of shares shall be no less than an amount with a Fair Market Value (as defined below) equal to or greater than 125% of the aggregate total of the face value of the outstanding Investor Notes (the "Outstanding Note Amount"). The amount of Common Stock escrowed as Collateral under this Agreement shall be automatically adjusted by the Escrow Agent on a quarterly basis during the term of the Investor Notes, on January 1, April 1, July 1 and October 1 (the "Value Review Dates"), pursuant to the Escrow Agreement. Within three (3) days of any Value Review Date, if the Fair Market Value of the escrowed Common Stock is in excess of 125% of the Outstanding Note Amount (the "Excess Amount"), the Company may request from the Escrow Agent, and the Escrow Agent must deliver to the Company if so requested, any shares of Common Stock whose total value does not exceed the Excess Amount. Within three (3) days of any Value Review Date, if the Fair Market Value of the escrowed Common Stock is less than 125% of the Outstanding Note Amount (the "Deficit Amount") the Company must deliver to the Escrow Agent, within three (3) business days, additional shares of Common Stock of the Company, equal to or more than the Deficit Amount. If, following the date hereof, there occurs any stock dividend, stock split, recapitalization or other change affecting the Common Stock of the Company as a class effected without receipt of consideration, any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to Common Stock of the Company that comprises the Collateral shall be immediately delivered by Debtor to Secured Party to be held as Collateral, until adjusted on a Value Review Date. If, following the date hereof, there occurs any dividend, distribution, merger, consolidation, share exchange or reorganization affecting the Common Stock of the Company, then any new, substituted or additional securities or other property (including money paid as a regular cash dividend) that is by reason of such transaction distributed with respect to the Collateral shall be immediately delivered by Debtor to Secured Party to be held as Collateral, until adjusted on a Value Review Date. In the event any cash is deposited as part of the Collateral pursuant hereto, the parties will make appropriate amendments to this Agreement to include investment provisions and controls for such cash.

     The "Fair Market Value" per share of Common Stock of the Company shall be equal to the average of the closing price per share of Common Stock of the Company as reported by The American Stock Exchange or such other securities exchange, market or quotation system on which Common Stock of the Company is then listed for trading or quoted on each of the ten (10) trading days prior to the date of purchase.

     The Debtor shall deliver the Collateral to Secured Party by delivering the Collateral, together with stock powers executed in blank, to Randall K. Davis as Escrow Agent, 1023 Morales Street, San Antonio, Texas 78207, or to such other person or address as shall be designated by the Holders of the Investor Notes pursuant to the Escrow Agreement.

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     3. Secured Obligations of Debtor. The Collateral secures and shall hereafter secure (i) the Payment by Debtor to Secured Party of all indebtedness now or hereafter owed pursuant to the Offering Documents to Secured Party by Debtor, including, without limitation, the loan made to Debtor pursuant to the Investor Notes, together with any interest thereon and extensions, modifications and renewals thereof, (ii) the payment by Debtor, or reimbursement to Secured Party, of all fees, costs or expenses to be paid, incurred or borne by Debtor pursuant to any of the Offering Documents, and (iii) the performance by Debtor of all other obligations and the discharge of all other liabilities to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement or any of the other Offering Documents (the foregoing are collectively referred to as the "Secured Obligations"). All payments and performance shall be in accordance with the terms of the Offering Documents. Debtor shall reimburse Secured Party on demand for any and all amounts expended by Secured Party in accordance with, or in the enforcement (judicially or otherwise) or exercise of its rights under, the terms of this Agreement, including attorneys' fees, which amounts are included in the Secured Obligations secured hereunder.

     4. Debtor's Representations and Warranties.

     Debtor represents and warrants that:

     (a) Debtor is (or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be) the sole owner of the Collateral; upon delivery of the Collateral to Secured Party the security interest hereunder in the Collateral will be a first, prior and perfected security interest; there are no security interests, liens or encumbrances, or adverse claims of title to, community property interests in, or any other interest whatsoever in, the Collateral or any portion thereof except that created by this Agreement; and no financing statement, mortgage or deed of trust covering the Collateral or any portion thereof exists or is on file in any public office; and

     (b) Debtor has the full power and authority to pledge, transfer and assign the Collateral to Secured Party, and such pledge, transfer and assignment to Secured Party will not violate any federal or state law, rule or regulation, including without limitation federal or state securities laws; and

     (c) No part of the Collateral is subject to a risk of forfeiture or vesting provisions applicable to Debtor pursuant to the terms of the instrument pursuant to which Debtor acquired the Collateral; and

     (d) Neither the execution and delivery of this Agreement by Debtor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which with notice or lapse of time or both will result in a breach of or constitute a default under, any material agreement, indenture, mortgage, deed of trust, equipment lease or other instrument to which Debtor is a party, or conflict with any law, order, rule or regulation applicable to Debtor of any

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         court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Debtor or Debtor's properties.

     (e) Debtor is a corporation duly organized, legally existing and in good standing under the laws of the state of Nevada.

     5. Covenants of Debtor.

     Debtor covenants that:

     (a) Debtor will defend the Collateral against all claims and demands of all third parties at any time claiming the same or any interest therein;

     (b) Debtor will, promptly upon request by Secured Party, procure or execute and deliver any document, give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance satisfactory to Secured Party, mark any chattel paper, deliver any chattel paper or instruments to Secured Party and take any other actions which are necessary or, in the judgment of Secured Party, desirable to perfect or continue the perfection and first priority of Secured Party's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement, and will pay all costs incurred in connection therewith;

     (c) Debtor will not, without the prior written consent of Secured Party, in any way hypothecate or create or permit to exist any lien, security interest or encumbrance on or other interest in the Collateral except that created by this Agreement, nor will Debtor sell, transfer, assign, exchange or otherwise dispose of the Collateral or any option with respect thereto. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtor will hold the proceeds thereof in a separate account for Secured Party's benefit. Debtor will, at Secured Party's request, transfer such proceeds to Secured Party in kind;

     (d) Debtor will pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and will keep the Collateral free of all unpaid charges whatsoever; and

     (e) Secured Party shall have the right to make any payments and do any other acts Secured Party may deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Secured Party appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys' fees. Debtor hereby

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         agrees to reimburse Secured Party for all payments made and expenses incurred, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by Secured Party hereunder. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

     6. Defaults and Remedies. Upon the occurrence and during the continuation of an Event of Default (as described and defined in the Investor Notes), Secured Party may, at its option, without notice to or demand upon Debtor, do any one or more of the following:

     (a) Declare all advances made by Secured Party to Debtor under the Note and all other Secured Obligations to be immediately due and payable, whereupon all unpaid principal and interest on all advances and other Secured Obligations shall become and be immediately due and payable;

     (b) Exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code, specifically including, without limitation, the right to recover the attorneys' fees and other expenses incurred by Secured Party in the enforcement of this Agreement or in connection with Debtor's redemption of the Collateral;

     (c) Sell all or any portion of the Collateral in any commercially reasonable manner in any one or more public or private sales, at the sole discretion of Secured Party, or proceed by an action or actions at law or in equity to recover the Secured Obligations. Debtor agrees that any sale of all or any portion of the Collateral in the public market, in compliance with applicable federal and state securities laws and regulations, shall be conclusively presumed to be commercially reasonable. Secured Party shall also have the right and option to purchase all or any portion of the Collateral from Debtor at a price equal to the Fair Market Value of such Collateral. Any consideration owed to Debtor for any such purchase shall be first offset against the Secured Obligations, with any excess consideration to be paid in cash to Debtor; and

     (d) Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full and final payment of any deficiency has been made in cash. Debtor shall reimburse Secured Party upon demand for, or Secured Party may apply any proceeds of Collateral to, the costs and expenses (including attorneys' fees, transfer taxes and any other charges) incurred by Secured Party in connection with any sale, disposition or retention of any Collateral hereunder.

     7. Miscellaneous Provisions.

     (a) Notices. Any and all notices required by this Agreement shall be delivered or sent in the manner and to the addresses set forth in the Agency Agreement.

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     (b) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     (c) Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the internal laws of the State of Texas without regard to principles of conflicts of laws.

     (d) No Waiver; Amendments. No delay in enforcing or failure to enforce any right under this Agreement by Secured Party shall constitute a waiver by Secured Party of such right. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion. This Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.

     (e) Time of the Essence. Time is of the essence of each provision of this Agreement of which time is an element.

     (f) Binding Agreement. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. Debtor shall not assign any of its interest under this Agreement without the prior written consent of Secured Party. Any purported assignment inconsistent with this provision shall, at the option of Secured Party, be null and void.

     (g) Entire Agreement. This Agreement, together with the Note and any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

     (h) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     (i) Severability. If any provision of this Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.

     (j) Survival of Provisions. All representations, warranties and covenants of Debtor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Debtor of the Secured Obligations.

     (k) Setoff. Secured Party shall have the right, at any time, to set off any indebtedness or obligation of Debtor under the Investor Notes against any indebtedness or obligation

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         of Secured Party, without notice to or demand upon Debtor and whether or not any such indebtedness or obligations are liquidated or mature at the time of such offset. Secured Party's right of offset hereunder shall be in addition to and not in limitation of any other rights or remedies which may exist in favor of Secured Party.

     (l) Power of Attorney. Debtor hereby appoints and constitutes Secured
         Party as Debtor's attorney-in-fact, effective upon the occurrence of and during the continuation of an Event of Default (as defined in the Note), for purposes of (i) collecting accounts or proceeds of any Collateral, (ii) conveying any item of Collateral to any purchaser thereof, and (iii) making any payments or taking any acts under Section 5(e) hereof. Secured Party's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for Secured Party's own account, any checks or instruments in the name of Debtor, to execute any receipt for any certificate of ownership or any document, to transfer title to any item of Collateral, and to take any other actions necessary or incident to the powers granted to Secured Party in this Agreement. This power of attorney is coupled with an interest and is irrevocable by Debtor until full and final payment of all of the Secured Obligations.

     (m) Authority of Secured Party. Secured Party shall have and be entitled to exercise all powers hereunder which are specifically delegated to Secured Party by the terms hereof, together with such powers as are reasonably incident thereto. Secured Party may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be liable to Debtor for any action taken or omitted to be taken by it or them hereunder, except for its or their own willful misconduct; nor shall Secured Party be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Secured Party and they shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Debtor agrees to indemnify and hold harmless Secured Party and/or any such other person from and against any and all costs, expenses (including attorneys' fees), claims or liability incurred by Secured Party or such person hereunder, unless such claim or liability shall be due to willful misconduct on the part of Secured Party or such person.

     (n) Statute of Limitations. Debtor hereby waives the right to plead any statute of limitations as a defense to any obligation hereunder or any of the Secured Obligations to the full extent permitted by law.

     (o) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

     (p) Termination of the Agreement. This Agreement shall terminate upon full and final payment and performance of all of the Secured Obligations. At such time, Secured

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         Party shall reassign and redeliver to Debtor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party (provided that such Collateral shall not be transferred or encumbered by Secured Party except as permitted under the Investor Notes) and shall be at the sole expense of Debtor.


                          [Signature Page to Follow]

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                    [Signature Page To Security Agreement]

     IN WITNESS HEREOF, a duly authorized and acting officer of Debtor has executed this instrument in the name and on behalf of Debtor as of the date first above written.

                              DEBTOR:

                              ENVIRO-CLEAN OF AMERICA, INC.



                              By:   /s/ Randall K. Davis
                                  ---------------------------------------
                                  Randall K. Davis, President

                              SECURED PARTY:


                                      /s/ Randall K. Davis
                                  ---------------------------------------
                                  Randall K. Davis, Agent and Attorney-In-Fact

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